SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2006

DIVIDEND CAPITAL TRUST INC.

(Exact name of small business issuer as specified in its charter)

Maryland	000-50724	82-0538520
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation or organization)		No.)

518 17th Street, Suite 1700
Denver, CO 80202
(Address of principal executive offices)

(303) 228-2200
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers.

On January 6, 2006, our board of directors received and accepted the resignation of Lars O. Soderberg as an independent director of our board of directors. In addition, on January 6, 2006, at a special meeting of the board of directors, Phil Altinger was duly nominated, voted and approved as an independent director of our board of directors.

Item 8.01. Other Events.

Forthcoming Closing of Our Current Public Offering

In our press release dated January 9, 2006, we indicated that we anticipate closing the primary offering component of our current public offering of up to $1,000,000,000 of common stock upon the earlier to occur of (1) the sale of an additional $100,000,000 of common stock or (2) the close of business on January 31, 2006. For more details regarding the forthcoming closing, please see a copy of the aforementioned press release, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit Title
99.1	Press release dated January 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.

January 11, 2006
	By:	/s/ Evan H. Zucker
Evan H. Zucker
Chief Executive Officer